UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015 (March 25, 2015)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.
Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 748-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 26, 2015, Windstream Holdings, Inc. (“Windstream Holdings”) and its wholly-owned subsidiary Windstream Services, LLC (“Windstream Subsidiary” and, together with Windstream Holdings, “Windstream”) entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Communications Sales & Leasing, Inc., a wholly owned subsidiary of Windstream Subsidiary (“CS&L”). The Separation Agreement was entered into in connection with Windstream’s previously announced spin-off of CS&L, which is more fully described in the preliminary information statement (the “Information Statement”) included as Exhibit 99.1 to CS&L’s Registration Statement on Form 10 (File No. 001-36708) filed with the U.S. Securities and Exchange Commission. The Separation Agreement contains the key provisions relating to the separation of CS&L’s business from Windstream. It also contains other agreements that govern certain aspects of CS&L’s relationship with Windstream that will continue after the spin-off. A summary of the material terms of the Separation Agreement is set forth in the Information Statement under “Our Relationship with Windstream Following the Spin-Off – Separation and Distribution Agreement,” and is incorporated by reference herein. The description is qualified in its entirety by the agreement filed with this Current Report on Form 8-K as Exhibit 2.1, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On March 26, 2015, Windstream issued a press release relating to the separation of CS&L’s business from Windstream. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by Windstream under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On March 25, 2015, the board of directors of Windstream Holdings set a record date of 5:00 p.m., Eastern time, on April 10, 2015, for the spin-off of CS&L. Windstream Holdings stockholders will receive one share of CS&L common stock for every five shares of Windstream Holdings common stock held as of 5:00 p.m. Eastern time on the record date. No fractional shares will be distributed in connection with the spin-off. A cash payment will be made in lieu of any fractional shares.

The spin-off is expected to occur on April 24, 2015. The spin-off is conditioned on the satisfaction or waiver of each of the conditions set forth in the Separation Agreement as described in the Information Statement. Immediately following the distribution of CS&L shares, Windstream Holdings will effect a 1-for-6 reverse stock split.

In addition, conditioned on the closing of the spin-off, Windstream Holdings will make a cash distribution equivalent to a pro-rated $.25 quarterly dividend to Windstream Holdings shareholders of record as of 5 p.m. EDT on April 10, 2015. Assuming the spin off closes on April 24, 2015, the cash distribution would be $.06, and the company would expect to make the payment on April 24, 2015.

Cautionary Statement Regarding Forward Looking Statements

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the completion of the transaction, the effective date of the distribution and other transaction dates, the expected benefits of the transaction, and the pro forma dividend for each company. Such statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others: (i) risks related to the anticipated timing of the proposed separation, the expected tax treatment of the proposed transaction, the ability of each of Windstream (post-spin) and CS&L to conduct and expand their respective businesses following the proposed spinoff, the ability of Windstream to reduce its debt by the currently-anticipated amounts, and the diversion of management’s attention from regular business concerns; (ii) the risk that the conditions to the spinoff, including financing of the transaction, are not satisfied; and (iii) those additional factors under “Risk Factors” in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended Dec. 31, 2014, and in subsequent filings with the SEC at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

2.1	Separation and Distribution Agreement, dated as of March 26, 2015, by and among Windstream Holdings, Inc., Windstream Services, LLC and Communications Sales & Leasing, Inc.

99.1	Press Release, dated March 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ John P. Fletcher	By:	/s/ John P. Fletcher
Name:	John P. Fletcher	Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel	Title:	Executive Vice President and General Counsel

Date: March 26, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Separation and Distribution Agreement, dated as of March 26, 2015, by and among Windstream Holdings, Inc., Windstream Services, LLC and Communications Sales & Leasing, Inc.

99.1	Press Release, dated March 26, 2015.